UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2017

CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 600
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of CTI BioPharma Corp. (the “Company”) previously approved, subject to approval by the Company’s shareholders, the 2017 Equity Incentive Plan (the “2017 Plan”). At the Company’s Annual Meeting of Shareholders on May 16, 2017 (the “Annual Meeting”), the shareholders approved the 2017 Plan.

For a summary of the 2017 Plan, please refer to the heading “Summary” contained in Proposal 3 of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2017 (the “Proxy Statement”). Such summary is incorporated herein by reference and is qualified in its entirety by the text of the 2017 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2017, at the Annual Meeting, the shareholders voted on and approved the six proposals listed below. The proposals are described in detail in the Proxy Statement. The results are as follows:

Proposal 1. Election of Directors

The shareholders voted on a proposal to elect eight directors to the Board, each to serve one-year terms. The results of the voting were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Adam R. Craig, M.D., Ph.D.	5,092,972	179,351	9,289,995
Richard L. Love	5,093,473	178,850	9,289,995
Michael A. Metzger	5,161,269	111,054	9,289,995
Phillip M. Nudelman, Ph.D.	4,543,872	728,451	9,289,995
Matthew D. Perry	4,498,223	774,100	9,289,995
Jack W. Singer, M.D.	5,092,562	179,761	9,289,995
Frederick W. Telling, Ph.D.	4,486,030	786,293	9,289,995
Reed V. Tuckson, M.D., F.A.C.P.	5,020,361	251,962	9,289,995
Each of the director nominees was elected to the Board.

Proposal 2. Approval of an Amendment to the Articles of Incorporation

The shareholders voted on a proposal to approve an amendment (the "Amendment") to the Company's Amended and Restated Articles of Incorporation (the "Articles"). The Amendment increases the total number of authorized shares from 41,533,333 to 81,533,333 and increases the total number of authorized shares of common stock from 41,500,000 to 81,500,000. The results of the voting included 13,232,462 votes for, 1,231,986 votes against, 97,870 votes abstained and no broker non-votes. The Amendment to the Articles was approved.

Proposal 3. Approval of the 2017 Equity Incentive Plan

The shareholders voted on a proposal to approve the 2017 Plan. The results of the voting included 4,525,037 votes for, 721,170 votes against, 26,116 votes abstained and 9,289,995 broker non-votes. The 2017 Plan was approved.

Proposal 4. Ratification of Selection of Independent Auditors

The shareholders voted on a proposal to ratify the selection of Marcum LLP as the Company’s independent auditors for the year ending December 31, 2017. The results of the voting included 14,040,377 votes for, 440,538 votes against, 81,403 votes abstained and no broker non-votes. The appointment of Marcum LLP was ratified.

Proposal 5. Advisory Vote to Approve Executive Compensation

The shareholders voted on a non-binding advisory proposal to approve the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement. The results of the voting included 4,316,172 votes for, 935,342 votes against, 20,809 votes abstained and 9,289,995 broker non-votes. The shareholders approved, on a non-binding basis, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement.

 Proposal 6. Advisory Vote to Approve the Frequency of Executive Compensation Advisory Votes

The shareholders voted on a non-binding advisory proposal to approve holding advisory votes on executive compensation every one, two or three years. The results of the voting included 5,127,163 votes for every one year, 29,197 votes for every two years, 81,073 votes for every three years, 34,890 votes abstained and 9,289,995 broker non-votes. The shareholders approved, on a non-binding basis, the holding of advisory votes on executive compensation annually.

 Item 7.01. Regulation FD Disclosure.

On May 16, 2017, the Company plans to issue a press release in Italy regarding the Amendment to the Articles entitled "CTI BioPharma Reports Results of Annual Meeting of Shareholders". A copy of the English translation of the press release is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K.

Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Location
10.1	CTI BioPharma Corp. 2017 Equity Incentive Plan.	Filed herewith.
99.1	Press Release of CTI BioPharma Corp., dated May 16, 2017.	Furnished herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.
Date: May 16, 2017	By:	/s/ Bruce J. Seeley
Bruce J. Seeley
Executive Vice President, Chief
Commercial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description	Location
10.1	CTI BioPharma Corp. 2017 Equity Incentive Plan.	Filed herewith.
99.1	Press Release of CTI BioPharma Corp., dated May 16, 2017.	Furnished herewith.